UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54686	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 1.02	Termination of a Material Definitive Agreement

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012, Global Growth Trust, Inc. (the “Company”), through a subsidiary, entered into a purchase and sale agreement dated April 20, 2012 with WBCMT 2007 – C31 Fairfax Complex, LLC, a Virginia limited liability company, to acquire a five-story office building with 92,922 net rentable square feet located in Fairfax, Virginia (the “PSA”). As a result of our due diligence assessment, on May 17, 2012, the Company exercised its right under the PSA to terminate the PSA and seek a return of any funds deposited as earnest money towards the purchase price.

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although management of Global Growth Trust, Inc. (the “Company”) believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from the Company’s offering of its shares; the lack of available debt for the Company or debt on acceptable terms; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; inaccuracies of the Company’s accounting estimates; the Company’s ability to identify and close on suitable investments; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; and failure to maintain our REIT qualification. Given these uncertainties, you are cautioned to not place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2012	GLOBAL GROWTH TRUST, INC.

	By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer